UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2003

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Item 5.                                   Other Events.

On September 22, 2003, we announced that the underwriters of the follow on public offering of our common stock had elected to exercise their option to purchase 1,500,000 additional shares from us and the selling stockholders to cover over-allotments.  The press release dated September 22, 2003 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.                                   Financial Statements and Exhibits.

99.1	Press release of Dot Hill Systems Corp. dated September 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ PRESTON ROMM
Preston Romm
Chief Financial Officer, Vice President, Finance, Secretary and Treasurer

Date: September 22, 2003

INDEX TO EXHIBITS

99.1	Press release of Dot Hill Systems Corp. dated September 22, 2003.